8

                 DIRECTOR SERVICE AND INDEMNIFICATION AGREEMENT
                                    (Meineke)

This Director Service and Indemnification Agreement (the "Agreement") is made effective as of February 27, 2004 (the "Effective Date") by and between STEVE MEINEKE, an individual ("Meineke"), and RAPIDTRON, INC., a Nevada corporation (the "Company"), with reference to the following recitals:

A. Prior to the Effective Date, Meineke served as an officer and director of the Company.

B. Pursuant to that certain Termination Agreement, dated as of the Effective Date, Meineke has agreed to continue to serve as a director of the Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the Termination Agreement, the mutual covenants hereinafter set forth, and other good and valuable consideration, Meineke and the Company hereby agree as follows:

1.     Service.  Meineke  will continue to serve, at the will of the Company, as
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director  of the Company for so long as Meineke is duly elected or until Meineke tenders his or her resignation effective no less than thirty (30) days from notice thereof; provided such service does not conflict or unreasonably interfere with Meineke's duties as President of Raleigh America or the interests of Raleigh America or Raleigh Cycle Ltd. In furtherance of such service, Meineke shall attend at least three (3) meetings per year and provide general advice to the Company upon reasonable request, provided such meeting or advice does not conflict or unreasonably interfere with Meineke's duties as President of Raleigh America or the interests of Raleigh America or Raleigh Cycle Ltd.

2.     Indemnification.
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     (a)     Third Party Actions.  The Company hereby indemnifies Meineke in the
             -------------------
event that Meineke is a party, or is threatened to be made a party, to any proceeding (other than a proceeding by or in the right of the Company to procure a judgment in the Company's favor) by reason of Meineke's status as a director or agent of the Company, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if Meineke acted in good faith and in a manner that Meineke reasonably believed to be in the Company's best interests and, in the case of a criminal proceeding, Meineke had no reasonable cause to believe Meineke's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create any presumption that (a) Meineke did not act in good faith or in a manner which Meineke reasonably believed to be in the Company's best interests or (b) Meineke had no reasonable cause to believe that Meineke's conduct was unlawful.

     (b)     Actions  By the Company.  The Company hereby indemnifies Meineke in
             -----------------------
the event that Meineke was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of the Company to procure a judgment in the Company's favor by reason of Meineke's status as a director or agent of the Company, against expenses actually and reasonably incurred by Meineke in connection with the defense or settlement of that action, if Meineke acted in good faith and in a manner Meineke believed to be in the best interests of the Company and the Company's shareholders. No indemnification shall be made under this Section 2(b) with respect to any claim, issue, or matter on which Meineke has been adjudged to be liable to the Company in the performance of Meineke's duty to the Company and/ or the Company's shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, Meineke is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.



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     (c)     Successful Defense By Meineke.  To the extent that Meineke has been
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successful  on  the  merits in defense of any proceeding referred to in Sections
2(a) or 2(b), or in defense of any claim, issue, or matter therein, the Company shall indemnify Meineke against expenses actually and reasonably incurred by Meineke in connection therewith.

     (d)     Required  Approval.  Except  for  the  indemnifications  expressly
             ------------------
authorized by Sections 2(a), 2(b) or 2(c), any indemnification of Meineke by the Company shall be made only if authorized in the specific case, after a determination that indemnification of Meineke is proper in the circumstances by one of the following:

          (i) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

          (ii) Independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available;

          (iii) Either (A) the affirmative vote of a majority of shares in the Company entitled to vote represented at a duly held meeting at which a quorum is present; or (B) the written consent of holders of a majority of the outstanding shares entitled to vote; provided however that for purposes of this
Section 2(d)(iii), the shares owned by Meineke shall not be considered outstanding or entitled to vote thereon); or

          (iv) The court in which the proceeding is or was pending, on application made by the Company, Meineke or any attorney or other person rendering services in connection with the defense, whether or not such application is opposed by the Company.

     (e)     Advances.  Expenses  incurred  in defending any proceeding shall be
             --------
advanced by the Company before the final disposition of such proceeding upon receipt of an undertaking by or on behalf of Meineke to repay such amounts if it shall be determined ultimately that Meineke is not entitled to be indemnified as authorized in this Section 2.

     (f)     Other  Contractual  Rights.  The  indemnification  provided by this
             --------------------------
Section 2 shall be deemed cumulative, and not exclusive, of any other rights to which Meineke may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
Nothing in this section shall affect any right to indemnification to which Meineke may be entitled by contract or otherwise.

     (g)     Limitations.  No  indemnification  or  advance  shall be made under
             -----------
this Section 2, except as provided in Sections 2(d)(iii) or 2(d)(iv), in any circumstance if it appears that it would be inconsistent with (i) an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (ii) any condition expressly imposed by a court in approving settlement.

     (h)     Insurance.  The  Company  shall  purchase and maintain insurance on
             ---------
behalf of Meineke insuring against any liability asserted against or incurred by Meineke in that capacity or arising out of Meineke's status as such to the fullest extent permitted by law, whether or not the Company has the power to indemnify Meineke against that liability under the provisions of this Section 2.

     (i)     Survival.  The  rights provided by this Section 2 shall survive the
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expiration  or  earlier  termination of this Agreement pursuant hereto and shall inure  to  the  benefit  of  Meineke'  heirs,  executors,  and  administrators.



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     (j)     Amendment.  Any amendment, repeal, or modification of the Company's
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articles  or  bylaws  shall  not  adversely affect Meineke's right or protection existing  at  the  time  of  such  amendment,  repeal,  or  modification.

     (k)     Settlements.  The  Company shall not be liable to indemnify Meineke
             -----------
under this Section 2 for (i) any amounts paid in settlement of any action or claim effected without the Company's written consent, which consent shall not be unreasonably withheld, or (ii) any judicial award, if the Company was not given a reasonable and timely opportunity to participate, at the Company's expense, in the defense of such action.

     (l)     Subrogation.  In  the  event  of  payment under this Section 2, the
             -----------
Company shall be subrogated to the extent of such payment to all Meineke's rights of recovery; and Meineke shall execute all papers required and shall do everything necessary or appropriate to secure such rights, including the execution of any documents necessary or appropriate to the Company effectively bringing suit to enforce such rights.

     (m)     No  Duplication of Payments.  The Company shall not be liable under
             ---------------------------
this Section 2 to make any payment in connection with any claim made against Meineke to the extent Meineke has otherwise actually received payment, whether under a policy of insurance, agreement, vote, or otherwise, of any amount which is otherwise subject to indemnification under this Section 2.

     (n)     Proceedings  and  Expenses.  For  the  purposes  of this Section 2,
             --------------------------
"proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorney fees and any expenses of establishing a right to indemnification under this Section 2.

     (o)     Reliance as Safe Harbor.  For purposes of any determination of good
             -----------------------
faith, Meineke shall be deemed to have acted in good faith if Meineke's action is based on the records or books of account of the Company, including financial statements, or on information supplied to Meineke by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Company. The provisions of this
Section 2(o) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Meineke may be deemed to have met the applicable standard of conduct set forth in this Agreement.

3.     Expenses.  The  Company  shall  reimburse  Meineke  for  the  reasonable
       --------
expenses incurred in connection with Meineke's service to the Company, including reasonable travel, lodging and meal expenses incurred in connection with attending any meeting of the board of directors.

4.     Miscellaneous.  This Agreement shall be construed under and in accordance
       -------------
with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law). The failure of any party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by any other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times. This Agreement, together with the Termination Agreement, constitutes the entire agreement of the parties hereto with respect to Meineke's service as director of the Company from and after the Effective Date and supersedes any and all prior and contemporaneous agreements, whether oral or in writing, between the parties hereto with respect to the subject matter hereof. The parties agree that they will take any action and execute and deliver any document which the other party reasonably requests in order to carry out the purposes of this Agreement. This Agreement may be executed in one or more counterparts, each of



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which  shall  be  deemed an original, but all of which together shall constitute one and the same instrument. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover any and all reasonable attorneys' fees, expert witness fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. This Agreement is made and entered into between the parties solely for the benefit of the parties, and not for the benefit of any other third party or entity. No third party or entity shall be deemed or considered a third party beneficiary of any covenant, promise or other provision of this Agreement or have any right to enforce any such covenant, promise or other provision against either or both parties.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

"Rapidtron"

RAPIDTRON,  INC,
a  Nevada  corporation

By:  /s/  John  Creel
     -------------------------------------------------------
     John Creel, Chief Executive Officer and President



"Meineke"


     /s/  Steve  Meinke
------------------------------------------------------------
STEVE  MEINEKE,  an  individual



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